UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

COLONIAL PROPERTIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following information was included in a Current Report on Form 8-K filed by Colonial Properties Trust on July 11, 2013:

Treatment of Certain Unvested Options

As previously disclosed, on June 3, 2013, Colonial Properties Trust, an Alabama real estate investment trust (the “Trust”), Colonial Realty Limited Partnership, a Delaware limited partnership (the “Colonial LP”; and together with the Trust, the “Company”), Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), Mid-America Apartments, L.P., a Tennessee limited partnership (the “MAA Operating Partnership”), and Martha Merger Sub, L.P., a Delaware limited partnership and indirect wholly-owned subsidiary of MAA Operating Partnership (“OP Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of the Trust with and into MAA (the “Parent Merger”), with MAA continuing as the surviving corporation, and the merger of Colonial LP with and into OP Merger Sub (the “Partnership Merger” and together with the Parent Merger, the “Mergers”), with Colonial LP continuing as the surviving entity and an indirect wholly-owned subsidiary of MAA Operating Partnership after the Mergers.

In connection with the proposed Mergers, on July 8, 2013, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Trustees of the Trust approved the following revision to the treatment of the outstanding unvested portion of options granted under the Trust’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”), in connection with the Mergers:

If an eligible employee’s employment is terminated by the Trust upon the consummation of the Parent Merger (the “Closing”), the unvested portion of all outstanding options granted under the 2008 Plan that are held by such eligible employee will accelerate and become immediately exercisable in full, effective upon the Closing, and remain exercisable for a 90-day period following the Closing (or until expiration of the term of the option, if earlier). Any such acceleration is conditioned upon the consummation of the Parent Merger, the termination of the eligible employee’s employment upon the Closing, and the continuous employment of the eligible employee with the Trust through the Closing.

For a description of the treatment of outstanding options granted under the 2008 Plan in connection with the Mergers, other than the outstanding unvested portion of options described in the foregoing paragraph, please refer to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2013.

* * *

Additional Information About This Transaction:

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and the Trust that also constitutes a prospectus of MAA. MAA and the Trust also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and the Trust with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by contacting MAA Investor Relations at 901-682-6600. Copies of the documents filed by the Trust with the SEC will be available free of charge on the Trust’s website at www.colonialprop.com or by contacting the Trust’s Investor Relations at 205-250-8700.

MAA and the Trust and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013. You can find information about the Trust’s executive officers and directors in the Trust’s definitive proxy statement filed with the SEC on March 13, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or the Trust using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.